SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

May 10, 2011

Date of Report (Date of Earliest Event Reported)

VSUS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-51274	43-2033337
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18565 Soledad Canyon Road #153 Canyon Country, CA 91351
(Address of principal executive offices and Zip Code)

(310) 309-9080

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2011, VSUS Technologies, Inc., a Delaware corporation (the “Company”), the Board of Directors and a majority of the shareholders of the Company approved and accepted the following; Steven Goldberg will be removed as an Officer and Director of the Company. The Board of Directors and majority of the shareholders of VSUS Technologies, Inc., appointed Mr. Juan “John” Campo, c.c. 72.343.659, as the President and as Chairman of the Board of Directors. Kyle Gotshalk will remain the CEO, CFO, Senior Vice President, and Director, Cherish Adams will be appointed to Secretary and also remain as a Director. A majority shareholder vote and consent of the Board of Directors approves these actions taken. The Officers will receive stock in lieu of cash payments quarterly until such time that they are able to receive a salary. The Officers will also be given a stock bonus at each year end for their services to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VSUS TECHNOLOGIES, INC.

Date: May 10, 2011	By:	/s/ Kyle Gotshalk
	Name:	Kyle Gotshalk
	Title:	CEO and Director

2